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                                                                   Exhibit 22



                             COGNITRONICS CORPORATION
                                   SUBSIDIARIES




                              Dacon Electronics Plc
                         (incorporated in United Kingdom)

                             Dacon Electronics Corp.
                          (Incorporated in New Jersey)

                             American Computer Corp.
                           (Incorporated in New York)
                                   (inactive)

                               Reed Printing, Inc.
                           (Incorporated in New York)
                                   (inactive)

                             Stamford Crescent Corp.
                          (Incorporated in Connecticut)
                                   (inactive)